GoHealth Reports First Quarter 2021 Results Reaffirms Full Year 2021 Growth Outlook
CHICAGO, May 12, 2021 — GoHealth, Inc. (NASDAQ: GOCO), a leading health insurance marketplace and Medicare-focused digital health company, announced financial results for the three months ended March 31, 2021.

First quarter 2021 net revenue of $204.2 million increased 45% compared to the prior year period

First quarter 2021 Medicare—Internal revenue of $157.4 million increased 65% compared to the prior year period

First quarter 2021 Medicare Advantage (“MA”) Approved Submissions of 171,127 increased 48% compared to the prior year period

First quarter 2021 MA LTV Per Approved Submission of $995 increased 17% compared to the prior year period

First quarter 2021 net loss of $7.3 million compared to a net loss of $0.9 million in prior year period; Adjusted EBITDA[1] of $32.0 million decreased 8% compared to the prior year period due to the 2021 strategic investments in agent capacity, marketplace technology, branding and Encompass Platform

The Company reaffirmed its full year 2021 outlook, and expects total net revenue of $1,150 - $1,300 million (+31% to +48%) powered by commission net revenue of $950 - $1,100 million (+42% to +64%). The Company also expects Adjusted EBITDA of $345 - $385 million (+27% to +42%)

Clint Jones, co-founder and CEO said, “GoHealth’s first quarter revenue growth of 45% was driven by a 65% gain in our Medicare-Internal segment as LTVs expanded 17%. TeleCare initiatives continued to drive persistency gains and our ramped up investments in our Encompass Platform led to $9 million in revenue contribution from the platform’s additional services beyond enrollment for carriers. Given our first quarter results were consistent with our expectations, as well as the excellent progress we achieved toward our 2021 hiring and efficiency goals, we are reaffirming our full year 2021 growth outlook.”
Jones continued, “Seniors continue to demonstrate a high degree of interest in our model, and increasingly want to explore their Medicare plan choices from the safety and comfort of their own home through our Choice platform. GoHealth’s telesales agents are equipped with the decision support tools and experience to help consumers select the best plan for their unique needs, and in the process, achieve a superior health outcome with lower costs. We are in the early days of realizing this enormous market opportunity by building GoHealth’s position as the trusted advisor for consumers, helping these consumers navigate their healthcare journey through our Encompass offerings, and in the process, create value for our partners.”

First Quarter 2021 Highlights2
•Total company revenue grew 45% to $204.2 million
◦Total Medicare Submitted Policies3 grew 40% to 185,045
•Medicare—Internal net revenue increased 65% to $157.4 million
◦Medicare—Internal segment profit increased 11% to $46.4 million, with a 30% margin
•LTV Per carrier Approved MA Submission increased 17% to $995, powered by the combination of persistency gains and Encompass revenue
•Adjusted EBITDA decreased 8% to $32.0 million
◦Aggregate investment in customer care and enrollment and technology grew $28.1 million, an increase of 99%, as the Company prepares for the upcoming Annual Enrollment Period, including enhanced tools and training to continue powering conversion gains and improved effectuation, as well as investments in Encompass
◦Total cost of revenue, marketing and advertising expense grew 51%, roughly in-line with sales growth
•Newly expanded credit facility, combined with prior facilities, provides $200 million of incremental borrowing capacity, in addition to $174 million of cash and cash equivalents on hand

2021 Financial Outlook
The trajectory of the U.S. economy remains challenging to predict, particularly given the continued uncertainty associated with the pace of recovery from the COVID-19 pandemic. During this time, demand for healthcare has demonstrated great resilience, and we believe that the COVID-19 pandemic has created favorable, long-term industry dynamics for technology-driven, direct-to-consumer models such as GoHealth’s insurance marketplace.
The Company is reaffirming its financial outlook for the fiscal year ending December 31, 2021 based on current market conditions and expectations:
•Full-year 2021 net revenue of $1,150 - $1,300 million, representing year-over-year growth of 31% - 48%
◦Full-year 2021 commission revenue of $950 - $1,100 million, representing year-over-year growth of 42% - 64%, fueled by the Company’s continued investment in its Medicare business, including GoHealth’s Encompass Platform
•Full-year 2021 adjusted EBITDA of $345 - $385 million, representing year-over-year growth of 27% - 42%
Conference Call Details
The Company will host a conference call today, Wednesday, May 12, 2021 at 5:00 p.m. (ET) to discuss its financial results. A live audio webcast and a supplemental presentation will be available online at https://investors.gohealth.com. The conference call can also be accessed by dialing 1-833-519-1310 for U.S. participants, or 1-914-800-3876 for international participants, and referencing participant code 9944456. A replay of the call will be available for 30 days via webcast for on-demand listening shortly after the completion of the call, at the same web link.
About GoHealth, Inc.:
As a leading health insurance marketplace and Medicare-focused digital health company, GoHealth's mission is to improve access to healthcare in America. Enrolling in a health insurance plan can be confusing for customers, and the seemingly small differences between plans can lead to significant out-of-pocket costs or lack of access to critical medicines and even providers. GoHealth combines cutting-edge technology, data science and deep industry expertise to match customers with the healthcare policy and carrier that is right for them. Since its inception, GoHealth has enrolled millions of people in Medicare and individual and family plans. For more information, visit https://www.gohealth.com.

Investor Relations:
Jay Koval, VP of Investor Relations
IR@gohealth.com

Media Relations:
Pressinquiries@gohealth.com

(1)Adjusted EBITDA is a non-GAAP measure. For a definition of Adjusted EBITDA and a reconciliation to the most comparable GAAP measure, please refer to the appendix.
(2)First quarter 2021 results compared to the comparable prior year period.
(3)Total Medicare Submitted Policies includes commissionable and non-commissionable policies.

Forward-Looking Statements
This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts contained in this press release may be forward-looking statements. Statements regarding the Company’s future results of operations and financial position, business strategy and plans and objectives of management for future operations, including, among others, statements regarding expected financial performance and operational performance for the fiscal year 2021, including with respect to revenue and Adjusted EBITDA are forward-looking statements. In some cases, you can identify forward-looking statements by terms, such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. There are or will be important factors that could cause the Company’s actual results to differ materially from those indicated in these forward-looking statements, including, but are not limited to, the following: the Company’s ability to comply with the numerous, complex and frequently changing laws regulating the marketing and sale of Medicare plans; the potential for an adverse change in the Company’s relationships with carriers, including a loss of a carrier relationship; failure to grow the Company’s customer base or retain its existing customers; carriers’ ability to reduce commissions paid to the Company and adversely change their underwriting practices; significant consolidation in the healthcare industry which could adversely alter the Company’s relationships with carriers; information technology systems failures or capacity constraints interrupting the Company’s operations; factors that adversely impact the Company’s estimate of LTV; the Company’s dependence on agents to sell insurance plans; changes in the health insurance system and laws and regulation governing health insurance markets; the inability to effectively advertise the Company’s products; and our ability to successfully implement our business plan during a global economic downturn caused by the COVID-19 pandemic.
The foregoing factors should not be construed as exhaustive and should be read together with the other cautionary statements included in this press release, as well as the cautionary statements and other risk factors set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 and other SEC filings. If one or more events related to these or other risks or uncertainties materialize, or if the Company’s underlying assumptions prove to be incorrect, actual results may differ materially from what the Company anticipates. Many of the important factors that will determine these results are beyond the Company’s ability to control or predict. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and, except as otherwise required by law, the Company does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. New factors emerge from time-to-time, and it is not possible for us to predict which will arise. In addition, the Company cannot assess the impact of each factor on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.
Use of Non-GAAP Financial Measures and Key Performance Indicators
In this press release, we use supplemental measures of our performance that are derived from our consolidated financial information, but which are not presented in our Consolidated Financial Statements prepared in accordance with Generally Accepted Accounting Principles (“GAAP”). These non-GAAP financial measures include net income (loss) before interest expense, income tax expense (benefit) and depreciation and amortization expense (“EBITDA”); Adjusted EBITDA and Adjusted EBITDA margin. Adjusted EBITDA is the primary financial performance measure used by management to evaluate its business and monitor its results of operations.
Adjusted EBITDA represents EBITDA as further adjusted for share-based compensation, non-recurring legal fees, change in fair value of contingent consideration liability, and severance costs. Adjusted EBITDA margin represents Adjusted EBITDA divided by net revenues.
We use non-GAAP financial measures to supplement financial information presented on a GAAP basis. We believe that excluding certain items from our GAAP results allows management to better understand our consolidated financial performance from period to period and better project our future consolidated financial performance as forecasts are developed at a level of detail different from that used to prepare GAAP-based financial measures. Moreover, we believe these non-GAAP financial measures provide our stakeholders with useful information to help them evaluate our operating results by facilitating an enhanced understanding of our operating performance and enabling them to make more meaningful period to period comparisons. There are limitations to the use of the non-GAAP financial measures presented in this press release. For example, our non-GAAP financial measures may not be comparable to similarly titled measures of other companies. Other companies, including companies in our industry, may calculate non-GAAP financial measures differently than we do, limiting the usefulness of those measures for comparative purposes.
The non-GAAP financial measures are not meant to be considered as indicators of performance in isolation from or as a substitute for net income (loss) prepared in accordance with GAAP, and should be read only in conjunction with financial information presented on a GAAP basis. Reconciliations of each of EBITDA and Adjusted EBITDA to its most directly comparable GAAP financial measure, net income (loss), are presented in the tables below in this press release. We encourage you to review the reconciliations in conjunction with the presentation of the non-GAAP financial measures for each of the periods presented. In future periods, we may exclude similar items, may incur income and expenses similar to these excluded items and include other expenses, costs and non-recurring items.

Management has provided its outlook regarding Adjusted EBITDA, which is a non-GAAP financial measure and excludes certain charges. Reconciliations of Adjusted EBITDA to its most directly comparable GAAP financial measure, net income (loss), is presented in the table below in this press release.
Glossary
“Approved Submissions” refer to Submitted Policies approved by carriers for the identified product during the indicated period.
“Adjusted EBITDA” represents, as applicable for the period, EBITDA as further adjusted for share-based compensation expense, non-recurring legal fees, change in fair value of contingent consideration liability, and severance costs.
“Adjusted EBITDA margin” refers to Adjusted EBITDA divided by net revenues.
“LTV Per Approved Submission” refers to the Lifetime Value of Commissions per Approved Submission, which we define as (i) aggregate commissions estimated to be collected over the estimated life of all commissionable Approved Submissions for the relevant period based on multiple factors, including but not limited to, contracted commission rates, carrier mix and expected policy persistency with applied constraints, excluding revenue adjustments recorded in the period, but relating to performance obligations satisfied in prior periods, divided by (ii) the number of commissionable Approved Submissions for such period.
“Revenue Per Submission” refers to the total net revenues per Submitted Policy, which we define as (i) total net revenue, excluding revenue adjustments recorded in the period, but relating to performance obligations satisfied in prior periods, divided by (ii) the number of Submitted Policies for such period.
“Submitted Policies” refer to completed applications that, with respect to each such application, the consumer has authorized us to submit to the carrier.

The following tables set forth the components of our results of operations for the periods indicated (unaudited):

(in thousands, except percentages and per share amounts)	Three months ended Mar. 31, 2021		Three months ended Mar. 31, 2020
	Dollars	% of Net Revenues	Dollars	% of Net Revenues	$ Change	% Change
Net revenues:
Commission	$173,981	85.2%	$112,510	79.8%	$61,471	54.6%
Enterprise	30,198	14.8%	28,500	20.2%	1,698	6.0%
Net revenues	204,179	100.0%	141,010	100.0%	63,169	44.8%
Operating expenses:
Cost of revenue	48,375	23.7%	42,134	29.9%	6,241	14.8%
Marketing and advertising	54,484	26.7%	26,073	18.5%	28,411	109.0%
Customer care and enrollment	47,094	23.1%	23,978	17.0%	23,116	96.4%
Technology	9,617	4.7%	4,593	3.3%	5,024	109.4%
General and administrative	19,693	9.6%	10,491	7.4%	9,202	87.7%
Change in fair value of contingent consideration liability	—	—%	4,400	3.1%	(4,400)	N/M
Amortization of intangible assets	23,514	11.5%	23,514	16.7%	—	—%
Total operating expenses	202,777	99.3%	135,183	95.9%	67,594	50.0%
Income from operations	1,402	0.7%	5,827	4.1%	(4,425)	(75.9)%
Interest expense	8,688	4.3%	6,756	4.8%	1,932	28.6%
Other (income) expense	13	—%	10	—%	3	30.0%
Income (loss) before income taxes	(7,299)	(3.6)%	(939)	(0.7)%	(6,360)	N/M
Income tax expense (benefit)	(31)	—%	(2)	—%	(29)	N/M
Net income (loss)	$(7,268)	(3.6)%	$(937)	(0.7)%	$(6,331)	N/M
Net income (loss) attributable to noncontrolling interests	(5,178)	(2.5)%
Net income (loss) attributable to GoHealth, Inc.	$(2,090)	(1.0)%
Net income (loss) per share:
Net income (loss) per share of common stock — basic and diluted	$(0.02)
Weighted-average shares of common stock outstanding — basic and diluted	92,343
Non-GAAP financial measures:
EBITDA	$26,756		$29,964
Adjusted EBITDA	$32,048		$34,920
Adjusted EBITDA margin	15.7%		24.8%
_________________________
NM = Not meaningful

The following tables set forth the reconciliations of GAAP net income (loss) to EBITDA and Adjusted EBITDA for the periods indicated (unaudited):

(in thousands)	Three months ended Mar. 31, 2021	Three months ended Mar. 31, 2020
Net revenues	$204,179	$141,010
Net income (loss)	(7,268)	(937)
Interest expense	8,688	6,756
Income tax expense (benefit)	(31)	(2)
Depreciation and amortization expense	25,367	24,147
EBITDA	26,756	29,964
Share-based compensation expense (1)	5,112	479
Legal fees (2)	180	—
Change in fair value of contingent consideration liability (3)	—	4,400
Severance costs (4)	—	77
Adjusted EBITDA	$32,048	$34,920
Adjusted EBITDA margin	15.7%	24.8%
_________________________
(1)Represents non-cash share-based compensation expense relating to equity awards.
(2)Represents non-recurring legal fees unrelated to our core operations.
(3)Represents the change in fair value of the contingent consideration liability due to the predecessor owners of the Company arising from the Centerbridge Acquisition.
(4)Represents costs associated with the termination of employment.

The following table summarizes share-based compensation expense by operating function for the periods indicated (unaudited):

(in thousands)	Three months ended Mar. 31, 2021	Three months ended Mar. 31, 2020
Marketing and advertising	$337	$57
Customer care and enrollment	796	24
Technology	747	73
General and administrative	3,232	325
Total share-based compensation expense	$5,112	$479

The following table sets forth our balance sheets for the periods indicated (unaudited):

(in thousands, except per share amounts)	Mar. 31, 2021	Dec. 31, 2020
Assets
Current assets:
Cash and cash equivalents	$173,979	$144,234
Accounts receivable, net of allowance for doubtful accounts of $730 in 2021 and $787 in 2020	22,092	14,211
Receivable from NVX Holdings, Inc.	—	3,395
Commissions receivable - current	98,222	188,128
Prepaid expense and other current assets	26,496	41,854
Total current assets	320,789	391,822
Commissions receivable - non-current	702,668	622,270
Other long-term assets	2,170	2,072
Property, equipment, and capitalized software, net	20,984	17,353
Intangible assets, net	665,211	688,726
Goodwill	386,553	386,553
Total assets	$2,098,375	$2,108,796
Liabilities and Stockholders’ / Members’ Equity
Current liabilities:
Accounts payable	$11,993	$8,733
Accrued liabilities	26,143	26,926
Commissions payable - current	47,554	78,478
Deferred revenue	750	736
Current portion of long-term debt	4,170	4,170
Other current liabilities	9,037	8,328
Total current liabilities	99,647	127,371
Non-current liabilities:
Commissions payable - non-current	202,703	182,596
Long-term debt, net of current portion	395,982	396,400
Other non-current liabilities	3,037	3,274
Total non-current liabilities	601,722	582,270
Stockholders’ equity:
Class A common stock – $0.0001 par value; 1,100,000 shares authorized; 98,518 and 84,196 shares issued and outstanding at March 31, 2021 and December 31, 2020, respectively.	10	8
Class B common stock – $0.0001 par value; 604,613 and 619,004 shares authorized; 222,606 and 236,997 shares issued and outstanding at March 31, 2021 and December 31, 2020, respectively.	22	24
Preferred stock – $0.0001 par value; 20,000 shares authorized; no shares issued and outstanding at March 31, 2021 and December 31, 2020.	—	—
Additional paid-in capital	465,936	399,169
Accumulated other comprehensive income (loss)	19	17
Accumulated deficit	(20,892)	(18,802)
Total stockholders’ equity attributable to GoHealth, Inc.	445,095	380,416
Non-controlling interests	951,911	1,018,739
Total stockholders’ / members’ equity	1,397,006	1,399,155
Total liabilities and stockholders’ / members’ equity	$2,098,375	$2,108,796

The following table sets forth our statements of cash flows for the periods indicated (unaudited):

(in thousands)	Three months ended Mar. 31, 2021	Three months ended Mar. 31, 2020
Operating Activities
Net income (loss)	$(7,268)	$(937)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Share-based compensation	5,112	479
Depreciation and amortization	1,853	633
Amortization of intangible assets	23,514	23,514
Amortization of debt discount and issuance costs	684	394
Change in fair value of contingent consideration	—	4,400
Other non-cash items	(472)	(341)
Changes in assets and liabilities, net of acquisition:
Accounts receivable	(1,661)	9,302
Commissions receivable	9,508	(5,859)
Prepaid expenses and other assets	9,227	9,007
Accounts payable	1,570	(864)
Accrued liabilities	(783)	(10,828)
Deferred revenue	13	(351)
Commissions payable	(10,818)	(5,441)
Other liabilities	723	479
Net cash provided by (used in) operating activities	31,202	23,587
Investing Activities
Purchases of property, equipment and software	(3,740)	(3,522)
Net cash provided by (used in) investing activities	(3,740)	(3,522)
Financing Activities
Proceeds received upon issuance of common units	—	10,000
Borrowings under term loans	—	117,000
Principal payments under term loans	(1,043)	(750)
Debt issuance cost payments	—	(6,011)
Principal payments under capital lease obligations	(76)	(72)
Cash received on advancement to NVX Holdings, Inc.	3,395	—
Net cash provided by (used in) financing activities	2,276	120,167
Effect of exchange rate changes on cash and cash equivalents	7	(85)
Increase in cash and cash equivalents	29,745	140,147
Cash and cash equivalents at beginning of period	144,234	12,276
Cash and cash equivalents at end of period	$173,979	$152,423

The following tables set forth operating segment results for the periods indicated (unaudited):

(in thousands, except percentages)	Three months ended Mar. 31, 2021		Three months ended Mar. 31, 2020
	Dollars	% of Net Revenues	Dollars	% of Net Revenues	$ Change	% Change
Net revenues:
Medicare - Internal	$157,353	77.2%	$95,287	67.6%	$62,066	65.1%
Medicare - External	39,500	19.3%	28,945	20.5%	10,555	36.5%
IFP and Other - Internal	3,975	1.9%	8,632	6.1%	(4,657)	(54.0)%
IFP and Other - External	3,351	1.6%	8,146	5.8%	(4,795)	(58.9)%
Net revenues	204,179	100.0%	141,010	100.0%	63,169	44.8%
Segment profit (loss):
Medicare - Internal	46,443	22.8%	41,735	29.6%	4,708	11.3%
Medicare - External	(631)	(0.3)%	(322)	(0.2)%	(309)	96.0%
IFP and Other - Internal	(729)	(0.4)%	481	0.3%	(1,210)	N/M
IFP and Other - External	160	0.1%	512	0.4%	(352)	(68.8)%
Segment profit	45,243	22.2%	42,406	30.1%	2,837	6.7%
Corporate expense	20,327	10.0%	8,665	6.1%	11,662	134.6%
Change in fair value of contingent consideration liability	—	—%	4,400	3.1%	(4,400)	(100.0)%
Amortization of intangible assets	23,514	11.5%	23,514	16.7%	—	—%
Interest expense	8,688	4.3%	6,756	4.8%	1,932	28.6%
Other (income) expense	13	—%	10	—%	3	30.0%
Income (loss) before income taxes	$(7,299)	(3.6)%	$(939)	(0.7)%	$(6,360)	677.3%
_________________________
NM = Not meaningful

The following table presents the number of Submitted Policies by product for the Medicare segments for the three months ended March 31, 2021 and 2020, for those submissions that are commissionable (compensated through commissions received from carriers):

Medicare - Total Commissionable Submitted Policies	Three months ended Mar. 31, 2021	Three months ended Mar. 31, 2020
Medicare Advantage	172,874	117,312
Medicare Supplement	1,104	2,671
Prescription Drug Plans	2,593	2,494
Total Medicare	176,571	122,477
The following tables present the number of Approved Submissions by product relating to commissionable policies for the Medicare segments for three months ended March 31, 2021 and 2020. Only commissionable policies are used to calculate LTV.

Medicare - Internal Commissionable Approved Submissions	Three months ended Mar. 31, 2021	Three months ended Mar. 31, 2020
Medicare Advantage	128,886	83,608
Medicare Supplement	251	822
Prescription Drug Plans	2,284	2,174
Total Medicare	131,421	86,604

Medicare - External Commissionable Approved Submissions	Three months ended Mar. 31, 2021	Three months ended Mar. 31, 2020
Medicare Advantage	42,241	32,287
Medicare Supplement	731	1,558
Prescription Drug Plans	289	481
Total Medicare	43,261	34,326
The following table presents the LTV per Approved Submission by product for the Medicare segments for the three months ended March 31, 2021 and 2020:

LTV per Approved Submission	Three months ended Mar. 31, 2021	Three months ended Mar. 31, 2020
Medicare Advantage	$995	$854
Medicare Supplement	$798	$920
Prescription Drug Plans	$215	$215
The following table presents the number of Submitted Policies by product for the Medicare segments for the three months ended March 31, 2021 and 2020, for those submissions that are non-commissionable (compensated via hourly fees and enrollment fees) and do not result in commission revenue:

Medicare - Total Non-Commissionable Submitted Policies	Three months ended Mar. 31, 2021	Three months ended Mar. 31, 2020
Medicare Advantage	5,939	6,927
Medicare Supplement	1,650	1,812
Prescription Drug Plans	885	798
Total Medicare	8,474	9,537

The following table presents a reconciliation from net income to non-GAAP Adjusted EBITDA guidance for the twelve months ended December 31, 2021:

	Twelve months ended Dec. 31, 2021
	Guidance Range
(in thousands)	Low	High
Net revenues	$1,150,000	$1,300,000
Net income	179,600	219,600
Interest expense	35,000	35,000
Income tax expense	220	220
Depreciation and amortization expense	102,000	102,000
EBITDA	316,820	356,820
Share-based compensation expense (1)	28,000	28,000
Legal fees (2)	180	180
Adjusted EBITDA	$345,000	$385,000
Adjusted EBITDA margin	30%	30%
_________________________
(1)Represents non-cash share-based compensation expense relating to equity awards.
(2)Represents non-recurring legal fees unrelated to our core operations.